Exhibit 99.1


    Kerr-McGee Schedules Second-Quarter Earnings Conference Call and Webcast

     OKLAHOMA CITY (July 18, 2001) - Kerr-McGee Corp. (NYSE: KMG) will hold a conference call at 11 a.m. ET, Wednesday, July 25, to discuss its second-quarter 2001 financial and operating results, and expectations for the future.
     Interested parties may listen to the call via Kerr-McGee's website at www.kerr-mcgee.com or by calling 212-896-6011. A replay of the call will be available for 48 hours at 800-633-8284, #16790786, within the United States or at 858-812-6440, #16790786, outside the United States. The webcast replay will be temporarily archived on the company's website.
     Kerr-McGee is an Oklahoma City-based energy and inorganic chemical company with worldwide operations and assets of $7.9 billion.

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CONTACT: Debbie Schramm
         (405) 270-2877